Exhibit 99.1

Kairos Pharma to Present Positive Safety and Efficacy Data from Phase 2 Prostate Cancer Trial at ESMO 2025

Los Angeles, CA — October 7, 2025 — Kairos Pharma, Ltd. (NYSE American: KAPA), a clinical-stage biopharmaceutical company dedicated to addressing resistance to current cancer therapeutics, today announced that it has been selected to present at the European Society for Medical Oncology (ESMO) Congress. Kairos’s presentation, titled, “Preliminary safety and clinical activity from a Phase 2 study of apalutamide and carotuximab in advanced, castration-resistant prostate cancer” will take place in Berlin, Germany on October 17–21, 2025.

Prostate cancer remains one of the most diagnosed cancers in men, with over a million new cases annually in the U.S. alone. Resistance to androgen-targeted therapies represents a major clinical challenge in patients with metastatic castration-resistant prostate cancer (mCRPC).

The presentation will highlight results from an interim analysis of the randomized Phase 2 trial evaluating ENV105 (carotuximab), a first-in-class CD105 antagonist. The trial is enrolling 100 men at Cedars-Sinai Medical Center, City of Hope, and Huntsman Cancer Institute at the University of Utah with mCRPC who had progressed on prior hormone therapies. Patients are randomized to receive apalutamide in the presence or absence of ENV105.

“The data we will be presenting at the 2025 ESMO Congress demonstrates encouraging safety and early efficacy findings from our Phase 2 trial,” said Neil Bhowmick, PhD, Kairos Pharma CSO. “This is an important venue for us to share the therapeutic potential of ENV105 for patients with few remaining treatment options after hormone therapy resistance develops.”

For more information about the study, visit:

https://clinicaltrials.gov/study/NCT05534646

Kairos Pharma is a biopharmaceutical company advancing a pipeline of targeted therapies for cancer patients with high unmet medical needs. Our mission is to bring safe, effective, and science-driven solutions that improve the efficacy of existing standard of care to the most challenging forms of cancer. For more information, visit kairospharma.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential” or “hopes” or the negative of these or similar terms. The reader is cautioned not to rely on these forward-looking statements. If underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kairos Pharma. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including: our expectations regarding the success and/or completion of our Phase 2 clinical trial; our success in completing newly initiated clinical trials, commence new trials, and obtain regulatory approval following the conclusion of such trials; challenges and uncertainties inherent in product research and development; and the uncertainty regarding future commercial success. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us, including those described in Kairos Pharma’s Annual Report on Form 10-K and our other filings made with the Securities and Exchange Commission. We are not obligated to publicly update or revise any forward-looking statement, and Kairos Pharma is not required to update any forward-looking statement as a result of new information or future events or developments, except as required by U.S. federal securities laws.

Media Contact:

CORE IR

investors@kairospharma.com

https://investors.kairospharma.com/overview/default.aspx